EXHIBIT 99

Contact:
Thomas A. Klemens
Executive Vice President &
Chief Financial Officer
(714) 800-4401


THE FIRST AMERICAN CORPORATION REPORTS

OPERATING RESULTS FOR THIRD QUARTER 2000

SANTAANA, Calif., Nov. 1, 2000 - The First American Corporation (NYSE: FAF), the leading provider of business information and related products and services, announced today operating results for the third quarter and nine months ended Sept. 30, 2000.

     Net income for the third quarter of 2000 was $24.4 million, or 37 cents per diluted share. This compares with 1999 third-quarter net income of $28.0 million, or 42 cents per diluted share. Revenues for the third quarter of 2000 were $750.3 million, a 3 percent decrease when compared with revenues of $775.1 million for the same period last year.

     Net income for the nine-month period of 2000 was $50.4 million, or 77 cents per diluted share. This compares with $90.9 million, or $1.37 per diluted share, for the nine-month period of 1999, which excludes the cumulative effect of a change in accounting for tax service contracts of $55.6 million, or 84 cents per diluted share, charged in the first quarter of 1999. Revenues for the nine-month period of 2000 totaled $2.17 billion, a decrease of 5 percent when compared with revenues of $2.29 billion for the same period in 1999.

     "We are pleased with our third-quarter results, which reflect our success in implementing a focused strategy of profitable growth through market share expansion and our commitment to operational efficiencies in both the title and real estate information and services segments," said Parker S. Kennedy, president of The First American Corporation. "Technology solutions, including leveraging our databases and automating delivery platforms, continue to drive product expansion and improve efficiencies across all company segments. We are particularly pleased with the results to date of our joint venture with LandAmerica for an advanced title information delivery system, and our progress in combining the Intellitech real estate information business of Transamerica with that of our First American Real Estate Solutions division."

     Kennedy added: "As we enter the fourth quarter and the inevitable seasonal slowdown in new home sales and residential resales, we will continue to focus on labor efficiencies in the title and real estate information and services segments. This, coupled with the continued growth of our less cyclical consumer information and services segment, should result in favorable comparisons from a year ago."

     The First American Corporation, based in Santa Ana, Calif., is the nation's leading provider of business information and related products and services. The corporation's three primary business segments include: title insurance and services; real estate information and services, which includes mortgage information services and database information and services; and consumer information and services, which provides automotive, subprime and direct-to-consumer credit reporting; resident screening; pre-employment screening; property and automotive insurance tracking services; property and casualty insurance; home warranties; investment advisory; and trust and banking services. Information about the company and an archive of its press releases can be found on the Internet at www.firstam.com.

          Certain statements made in this press release, including those relating to labor efficiencies, the growth in our consumer and information services segment and expectations for the fourth quarter, are forward-looking. Risks and uncertainties exist which may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company's significant customers and competitors; legal proceedings commenced by the California attorney general and related litigation; the company's continued ability to identify businesses to be acquired; changes in the company's ability to integrate businesses which it acquires; and other factors described in our Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

                           (Financial Data to Follow)




                                                        For the Three Months Ended               For the Nine Months ended
                                                                September 30                             September 30
                                                            2000             1999                   2000               1999

Revenues                                               $  750,260,000       $ 775,054,000       $2,172,359,000      $2,287,776,000
Income before income taxes, minority interests
  and cumulative effect of a change in
  accounting principle                                 $   48,757,000       $  50,840,000       $  100,988,000      $  166,536,000
Income taxes                                           $   19,000,000       $  17,766,000       $   39,200,000      $   57,466,000
Minority interests                                     $    5,358,000       $   5,081,000       $   11,355,000      $   18,183,000
Net income before cumulative effect of a
  change in accounting principle                       $   24,399,000       $  27,993,000       $   50,433,000      $   90,887,000
Cumulative effect of a change in accounting for
  tax service contracts, net of income taxes
  and minority interests                                           --                  --                   --      $  (55,640,000)
Net income                                             $    24,399,000      $  27,993,000       $   50,433,000      $   35,247,000

Per share amounts:
  Basic:
     Income before cumulative effect of a
       change in accounting for tax service contracts  $          0.38       $       0.43        $        0.79      $         1.41
     Cumulative effect of a change in accounting
       for tax service contracts                                    --                 --                   --      $        (0.86)
     Net inome                                         $          0.38       $       0.43        $        0.79      $         0.55
  Diluted:
     Income before cumulative effect of a
       change in accounting for tax service contracts  $          0.37       $       0.42        $        0.77      $         1.37
     Cumulative effect of a change in accounting
       for tax service contracts                                    --                 --                   --      $        (0.84)
     Net inome                                         $          0.37       $       0.42        $        0.77      $         0.53
Average shares outstanding:
     Basic                                                  63,526,000          65,213,000          63,689,000          64,564,000
     Diluted                                                66,088,000          66,166,000          65,700,000          66,296,000



                     (Additional Financial Data to Follow)


                                  (Unaudited)
                                       For the Three Months Ended          For the Nine Months Ended
                                              September 30                        September 30
                                         2000              1999             2000               1999
RESULTS OF OPERATIONS
Revenues
  Operating revenues               $  730,490,000   $  757,729,000    $  2,126,571,000   $  2,246,526,000
  Investment and other income          19,770,000       17,325,000          45,788,000         41,250,000
                                   --------------   --------------    ----------------   ----------------
                                      750,260,000      775,054,000       2,172,359,000      2,287,776,000
                                   --------------   --------------    ----------------   ----------------
Expenses
  Salaries and other personnel
    costs                             260,250,000      264,809,000         773,513,000        779,824,000
  Premiums retained by agents         192,803,000      229,966,000         585,398,000        668,746,000
  Other operating expenses            176,845,000      169,994,000         511,994,000        502,600,000
  Provision for title losses and
    other claims                       36,764,000       30,108,000         104,327,000         85,549,000
  Depreciation and amortization        22,790,000       19,507,000          61,112,000         55,574,000
  Premium taxes                         5,396,000        5,829,000          16,318,000         17,125,000
  Interest                              6,655,000        4,001,000          18,709,000         11,822,000
                                   --------------   --------------    ----------------   ----------------
                                      701,503,000      724,214,000       2,071,371,000      2,121,240,000
                                   --------------   --------------    ----------------   ----------------

Income before income taxes,
  minority interests and
  cumulative effect of a
  change in accounting principle   $   48,757,000   $   50,840,000    $    100,988,000   $    166,536,000
                                   ==============   ==============    ================   ================

OPERATING REVENUES
Title Insurance:
  Direct operations                $  280,152,000   $  273,310,000    $    799,585,000   $    813,640,000
  Agency operations                   241,846,000      286,077,000         727,673,000        831,590,000
                                   --------------   --------------    ----------------   ----------------
                                      521,998,000      559,387,000       1,527,258,000      1,645,230,000
Real Estate Information               141,501,000      143,220,000         408,151,000        451,228,000
Consumer Information                   66,991,000       55,122,000         191,162,000        150,068,000
                                   --------------   --------------    ----------------   ----------------
    Total operating revenues       $  730,490,000   $  757,729,000    $  2,126,571,000   $  2,246,526,000
                                   ==============   ==============    ================   ================

INCOME BEFORE INCOME TAXES,
  MINORITY INTERESTS AND
  CUMULATIVE EFFECT OF A CHANGE
  IN ACCOUNTING PRINCIPLE

Title Insurance                    $   30,543,000   $   31,946,000    $     73,752,000   $    116,183,000
Real Estate Information                19,915,000       17,574,000          36,030,000         63,014,000
Consumer Information                   10,347,000        8,955,000          28,876,000         22,178,000
                                   --------------   --------------    ----------------   ----------------
Total before corporate expenses
  and minority interests               60,805,000       58,475,000         138,658,000        201,375,000
Corporate expenses                     12,048,000        7,635,000          37,670,000         34,839,000
                                   --------------   --------------    ----------------   ----------------
Income before income taxes,
  minority interests and
  cumulative effect of a change
  in accounting principle          $   48,757,000   $   50,840,000    $    100,988,000   $    166,536,000
                                   ==============   ==============    ================   ================

TITLE INSURANCE ORDER COUNTS
  FROM DIRECT OPERATIONS

Title orders opened                       312,000          322,900             951,500           1,069,400
Title orders closed                       246,500          276,700             737,700             890,800